Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Aptevo Therapeutics Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(6)
Fees to Be Paid	Equity	Common stock, par value $0.001 per share	Rule 457(o)			$11,250	0.00015310	$2.00
	Other	Pre-funded warrants to purchase common stock	Rule 457(g)			Included above	—	—
	Other	Common warrants to purchase common stock	Rule 457(g)			—	—	—
	Equity	Common stock issuable upon exercise of the common warrants	Rule 457(o)			$56,250	0.00015310	$9.00
	Equity	Common stock issuable upon exercise of the pre-funded warrants	Rule 457(o)			Included above	—	—
Fees Previously Paid	—	—	—			—	—	—
Carry Forward Securities	—	—	—			—	—	—

Total Offering Amounts						$67,500	0.00015310	$ 11.00
Total Fees Previously Paid								—
Total Fee Offsets								—
Net Fee Due								$ 11.00

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional securities that may be issued because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and similar transactions.

(2)

Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(o) under the Securities Act. Represents only the additional shares of the Registrant’s common stock being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-288061) (the “Prior Registration Statement”), which was declared effective by the United States Securities and Exchange Commission on June 18, 2025.

(3)

The proposed maximum aggregate offering price of the shares of common stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the aggregate offering price of the pre-funded warrants offered and sold in the offering (plus the aggregate exercise price of the shares of common stock issuable upon exercise of the pre-funded warrants). In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having the proposed maximum aggregate offering price of $11,250 is hereby registered.

(4)	No fee due pursuant to Rule 457(g) under the Securities Act because the warrants are being registered in the same registration statement as the common stock issuable upon exercise of the warrants.
(5)

There will be issued five common warrants, each to purchase one share of common stock, for every share of common stock being offered in this offering. As estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act, the proposed maximum offering price of the additional shares of common stock issuable upon exercise of the common warrants proposed to be sold in the offering on this registration statement is $56,250, which is equal to 500% of $11,250, as each share of common stock and pre-funded warrant is being offered with five common warrants, each to purchase one share of common stock at an exercise price equal to 100% of the purchase price per share of common stock.

(6)	The Registrant previously registered an aggregate of $8,000,000 of its securities on the Prior Registration Statement, for which the Registrant previously paid a filing fee of $7,349.00.